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                                                                   Exhibit 10(b)


                                SYSCO CORPORATION
                 2004 SUPPLEMENTAL PERFORMANCED-BASED BONUS PLAN


         1. Purpose of the Plan. The purpose of this Plan is to increase stockholder value and to advance the interests of the Company and its subsidiaries by aligning a portion of the CEO's overall compensation package with those key performance goals and objectives used in connection with the CEO's annual performance evaluation, and by making adjustments to the CEO's compensation as set forth in the Plan, providing financial incentives for performance that "exceeds expectations," and disincentives for performance that is "below expectations."

         2. Establishment of Performance Goals. The Committee shall from time to time establish certain performance goals by which to measure the performance of the CEO (the "PERFORMANCE GOALS").

         3. Evaluation of Performance. (a) After the end of the Fiscal Year, the Committee, jointly with the Corporate Governance and Nomination Committee of the Board, shall complete an evaluation of the CEO's performance for such Fiscal Year, including an evaluation of the CEO's performance against the Performance Goals. Based on the evaluation with respect to the Performance Goals, the compensation of the CEO will be adjusted, in the sole discretion of the Committee, as follows:

                           (i) If the CEO's performance "exceeds expectations,"
the CEO will be entitled to receive a cash bonus under the Plan of up to 25% of the CEO's MIP Bonus (the "PERFORMANCE BONUS") with respect to that Fiscal Year;

                           (ii) If the CEO's performance is "below
expectations," the CEO's MIP Bonus will be reduced by up to 25% of such MIP Bonus; and

                           (iii) If the CEO's performance "meets expectations,"
the CEO will neither receive a Performance Bonus nor have his or her MIP Bonus reduced.

         4. Administration of Plan. The Plan shall be administered by the Committee. In administering the Plan, the Committee will determine the Performance Goals, establish the methods and procedures for measuring performance, and determine the payment date and methods and procedures for payment of the Performance Bonus under the Plan. Further, the Committee may, from time to time, change or waive requirements of the Plan, to conform with the law, to meet special circumstances not anticipated or covered in the Plan, or to carry on successful operation of the Plan, and in connection therewith, the Committee shall have the full power and authority to:

                  (a) Prescribe, amend and rescind rules and regulations relating to the Plan, establish procedures deemed appropriate for the Plan's administration, and make any and all other determinations not herein specifically authorized which may be necessary or advisable for its effective administration; and

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                  (b) Make any amendments to or modifications of the Plan which may be required or necessary to make the Plan set forth herein comply with the provisions of any laws, federal or state, or any regulations issued thereunder, or the rules and requirements of any exchange on which the Company's securities may be trading, and to cause the Company at its expense to take any action related to the Plan which may be required under such laws or regulations.

         Notwithstanding anything herein to the contrary, the Committee may, unless otherwise prohibited from doing so by the Board or the Committee's charter, delegate any administrative function it may deem necessary or appropriate to employees of the Company or its subsidiaries or to third parties; provided that in no event may the Committee delegate any decisions with respect to CEO compensation, except to the extent specifically authorized by the Committee's charter.

         5. Term. This Plan shall continue indefinitely until terminated by the Committee; provided, however, that the Committee may, in its sole discretion, choose not to establish performance goals or establish a bonus program with respect to any Fiscal Year in which the Plan is in effect.

         6. Withdrawal or Amendment. The Committee may at any time withdraw or amend the Plan.

         7. Miscellaneous. (a) Plan Funding. The Plan shall at all times be unfunded and no provision shall at any time be made with respect to segregating any assets of the Company or its subsidiaries for payment of any benefits under the Plan.

                  (b) No Contract of Employment. The existence of this Plan, as in effect at any time or from time to time, shall not be deemed to constitute a contract of employment between the Company and the CEO, nor shall it constitute a right to remain in the employ of the Company.

                  (c) Governing Law. The laws of the State of Delaware (excluding its principles relating to conflicts of laws) shall govern the Plan.

                  (d) Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise.

                  (e) Third Parties. Nothing expressed or implied in this Plan is intended or may be construed to give any person other than the CEO any rights or remedies under this Plan.

         8. Certain Defined Terms. When used in the Plan, the following terms shall have the following meanings:

         "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "CEO" means the Chief Executive Officer of the Company.

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         "COMMITTEE" means the Compensation and Stock Option Committee of the
Board of Directors.

         "COMPANY" means Sysco Corporation, a Delaware corporation.

         "EDCP" means the Sysco Corporation Executive Deferred Compensation Plan, as amended as restated.

         "FISCAL YEAR" means the fiscal year of the Company.

         "MIP" means the Sysco Corporation 2000 Management Incentive Plan, as amended and restated.

         "MIP BONUS" means the bonus earned by the CEO under the MIP for the Fiscal Year for which the CEO's performance is being evaluated for purposes of the Plan as determined by the Committee in its sole discretion.

         "PLAN" means this Sysco Corporation 2004 Supplemental
Performance-Based Bonus Plan.

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